UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: October 29, 2012)

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22165
Houston, Texas 77227-2165
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 942-6575

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On October 29, 2012, Gulf United Energy, Inc. (the “Company”) consummated a private offering pursuant to which it sold to accredited investors an aggregate of $2,550,000 of secured convertible promissory notes (the “Notes”) and warrants to purchase up to approximately 34 million shares of its common stock, exercisable until October 29, 2013 at an exercise price of $0.001 per share (the “Warrants”). The Company and each of the investors entered into a purchase agreement (each a “Purchase Agreement”) pursuant to which the Notes and Warrants were sold.  The Purchase Agreement contained terms and conditions that are normal and customary for a transaction of this type.

The Notes bear interest at the rate of 16% per annum, and mature on October 29, 2013.  To secure the repayment of the Notes, the Company and the investors entered into pledge agreements (the “Pledge Agreements), pursuant to which the Company granted the investors a security interest in the Company’s equity interest in Gulf United Energy de Colombia, Ltd. (“GLFE Colombia”), the Company’s wholly owned subsidiary that holds the Company’s interests in CPO-4, SSJN-5, and VIM-2 blocks in Colombia.  The Company also granted the investors a security interest in the Company’s equity interests in Gulf United Energy Cuenca Trujillo Ltd. (“GLFE Peru”), which holds the Company’s interests in block Z-46.  The pledge of the equity interest in GLFE Peru will be held in escrow pursuant to an escrow agreement (the “Escrow Agreement”), by and among the Company, the investors, and a third party escrow agent, and will not be effective unless the Notes are not repaid on or before July 15, 2013.  If, however, there is an “Event of Default” (as defined in the Notes, which specifically excludes any and all defaults existing as of the closing date of the financing) by virtue of the Company being subject to any proceeding under applicable bankruptcy or insolvency laws, or if the investors, at the request of the Company, contribute towards the payment of amounts owed to SK Innovation Ltd. (“SK”) pursuant to the Block Z-46 joint operating agreement, then the GLFE Peru equity interests will become a part of the collateral package under the Notes.  In addition to the pledges, the Company also entered into assignment agreements (the “Assignment Agreements”) with the investors pursuant to which the investors may elect, in their discretion, to receive an assignment of the equity interests in GLFE Colombia and GLFE Peru upon an Event of Default.  Such assignments would be in lieu of a foreclosure of the collateral pursuant to the Pledge Agreements, and in the event the assignments are effected, all amounts owed to the investors will be deemed satisfied and paid in full.  The Assignment Agreements are being held by the third party escrow agent pursuant to the terms of the Escrow Agreement, and will not be released until an Event of Default. GLFE Colombia and GLFE Peru have executed separate guaranty agreements (the “Guaranty Agreements”) pursuant to which they have guaranteed the payment of amounts due under the Notes.

The investors may elect to convert all principal and accrued interest due under the Notes into shares of the Company’s common stock at a conversion price of $0.0667 per share (the “Conversion Price”, which is based on the average five-day closing price of the Company’s common stock prior to the closing date).  If for a period thirty (30) consecutive trading days following the closing date, daily closing price of the Company’s common stock is at least fifty percent (50%) greater than the Conversion Price, then the Company may, at its option, cause all of the investors to convert the entire principal and accrued interest due under their respective Notes.  The Notes also provide for a discretionary prepayment of principal and interest, at the option of the holders of the Notes, in the event that the Company closes any equity, equity equivalent, debt financing, or other financing.  If, however, upon the closing of such financing, the Company sells equity securities at price (the “Offering Price”) that exceeds the Conversion Price, then the holder of Note will have the option to (i) have all principal and interest accrued under the Note be repaid in cash and (ii) receive such number of shares of Company common stock that is equal to the difference between (a) the number of shares of common stock that would be issued to the respective holder of the Note upon the conversion of the Note (in full) at the Conversion Price; minus (b) the number of shares of Common Stock that would be issued to the holder of the Note upon the conversion of the Note at the Offering Price.

The Company also entered into a registration rights agreement (the “Registration Rights Agreements”) with each investor pursuant to which the Company agreed to register the resale of the shares of Company commons stock underlying the Notes and Warrants on a piggyback basis.  If, after April 25, 2013, the Company has not filed a resale registration statement covering the registrable securities on a piggyback basis, then the investors will have the right to cause the Company to file the resale registration statement on a demand basis (such date of demand being the “Demand Date”).  Such registration must be filed within 120 days from the Demand Date.  If the registration statement registering the resale of the registrable securities has not been declared effective within 180 days following the Demand Date, then the Company will be required to issue to the investors, pro rata, an amount of shares of common stock equal to one percent per share of common stock issued (partial or full, as applicable) upon conversion of the Notes and/or exercise of the Warrants per month, for each calendar month (prorated for any period less than 30 days) (the “Liquidated Damages Amount”); subject to maximum fee of two-times of the Liquidated Damages Amount.

The foregoing descriptions of the Notes, Warrants, Purchase Agreement, Pledge Agreements, Assignment Agreements, Escrow Agreement, Intercreditor Agreement, and Guaranty Agreements (collectively the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the Transaction Documents attached hereto as Exhibits 4.1, 4.2, and 10.1 through 10.7, each of which are incorporated herein by reference.

The offer and sale of the Notes and Warrants described above were made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The sale of the Company’s common stock did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision.  Having received representations to this effect, we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Company’s entry into the Purchase Agreements, on October 29, 2012 the Company issued the Notes to the investors as described in Item 1.01 above (the form of which is filed herewith as Exhibit 4.1 and incorporated into this Item 2.03 by reference).

ITEM 3.02 Unregistered Sale of Equity Securities

The disclosure set forth in Item 1.01 relating to the offer and sale of the Notes and Warrants is incorporated in this Item 3.02 by reference.

ITEM 8.01 Other Events

Operational Update on Zorro Gris #1

On October 31, 2012, SK informed the Company that it has completed the drilling of the Zorro Gris #1 well on Block CPO-4 to a total depth of 13,160'.  Based on the recommendation of the operator, tests are expected to be conducted in the Une and Guadalupe formations with potential additional testing in the Barco and Mirador formations.  The well has been cased with a 7" liner from the 9 5/8's intermediate casing set from approximately 11,898' to total depth.  Testing is expected to begin in the next several days.

Other Contractual Matters

Beginning on October 22, 2012, the Company was in default under the CPO-4 joint operating agreement with respect to $2,060,000 owed to SK, the operator on block CPO-4, for past costs incurred. An aggregate of $2,060,000 of the net proceeds from the offering described in Item 3.02 above were used to cure the default.  Also beginning on October 22, 2012, the Company was in default under the terms of the applicable farmout agreements relating to blocks SSJN-5 and VIM-2 in connection with the payment of approximately $8,390,000 for ongoing costs and past costs incurred on SSJN-5 and $704,225 for ongoing costs and past costs incurred on VIM-2.  The Company has thirty days from October 22, 2012 to cure these defaults.  In the event such defaults are not cured, SK would have the right to exercise any and all remedies under the applicable farmout agreements, including, but not limited to, a redemption of the interests.  Given cost and time factors associated with Blocks SSJN-5 and VIM-2, and the Company’s intention to allocate its resources to Blocks CPO-4 and Z-46, the Company is currently in discussions with SK regarding the handling of these interests.

The information in this Form 8-K may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this Form 8-K include, without limitation, the Company’s expectations of the oil and gas in place, drilling schedules and success rates, the reliability of 2D and 3D data, resource information and other performance results, or the likelihood that a drilled or prospective well will be successful. These statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that reserves are proven recoverable as defined by SEC guidelines or that actual drilling results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this Form 8-K only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this Form 8-K. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.

ITEM 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
4.1	Form of Note
4.2	Form of Warrant
10.1	Form of Purchase Agreement
10.2	Form of Pledge Agreement (GLFE Colombia)
10.3	Form of Pledge Agreement (GLFE Peru)
10.4	Form of Assignment Agreement (GLFE Colombia)
10.5	Form of Assignment Agreement (GLFE Peru)
10.6	Form of Escrow Agreement
10.7	Form of Guaranty Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 2, 2012

GULF UNITED ENERGY, INC.

By:	/S/ JOHN B. CONNALLY III
John B. Connally III, Chief Executive Officer